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                                State of Florida

                               [GRAPHIC OMITTED]

                              Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of AUTOMAX INTERNATIONAL, INC., a Florida corporation, filed on June 16, 1998, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number E98000011212. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P98000053836.

                           Given under my hand and the
                           Great Seal of the State of Florida,
                           At Tallahassee, the Capital, this the
                           Sixteenth day of June, 1998

Authentication Code: 898A00033470-061698-P98000053836-1/1


[SEAL OF THE STATE OF FLORIDA]                         /s/ Sandra B. Mortham
                                                         Sandra B. Mortham
CR2E022 (1-95)                                          Secretary of State

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

                            ARTICLES OF INCORPORATION
                                       OF
                          AUTOMAX, INTERNATIONAL, INC.

The undersigned subscribers to these Articles of Incorporation hereby form a corporation under the Florida General Corporation Act, as amended.

                       ARTICLE I - NAME OF THE CORPORATION

The name of the corporation shall be AutoMax International, Inc.

                     ARTICLE II - PURPOSE OF THE CORPORATION

The corporation is organized for any and all legal purposes under Florida Statutes.

                    ARTICLE III - ADDRESS OF THE CORPORATION

The principal mailing office of the corporation shall be: c/o 1601 Forum Place, Suite 801, West Palm Beach, Florida 33401.

                               ARTICLE IV - SHARES

The corporation shall be authorized to issue ten thousand (10,000) shares of common voting stock each of which with a par value of one and no/100 dollars (US $1.00).

                     ARTICLE V - REGISTERED AGENT AND OFFICE

The initial registered agent and registered office of the corporation shall be:
John T. Paxman, Esq., 1601 Forum Place, Suite 801, West Palm Beach, Florida
33401.

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       Prepared by:
     John T. Paxman
1601 Forum Place, Suite 801
  W. Palm Beach. FL 33401
     (561) 712-8700
       FBN 867039

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Articles  of Incorporation    AutoMax International, Inc.                 Page 1
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                           ARTICLE VI - INCORPORATORS

The incorporators of this corporation and their addresses are as follows: John
T. Paxman, Esq., 1601 Forum Place, Suite 801, West Palm Beach, Florida 33401.

                         ARTICLE VII - DATE OF EXISTENCE

The date when the corporate existence for this corporation shall begin shall be the date of the filing of these articles of incorporation.

                              ARTICLE VIII - BYLAWS

The power to adopt, alter, amend or repeal bylaws shall be vested in and is hereby reserved to the Shareholders. Bylaws shall be adopted, amended or repealed as provided therein.

This June 16, 1998.


                                                      By: /s/ John T. Paxman
                                                          ----------------------
                                                      John T. Paxman
                                                      Incorporator


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